Exhibit (a)(5)(I)

Aktuella Transaktioner Public Tender Offer to Shareholders in Olink Holding AB (publ) ThermoFisher-medhvitt Thermo Fisher Scientific commenced on October 31, 2023 a Tender Offer for all shares in Olink Holding AB (publ). DNB Markets has been appointed Tender Agent in the Offer for Olink’s common shares (ISIN SE0015797568).

Public Tender Offer to Shareholders of Olink Holding AB (publ) Thermo Fisher Scientific commenced on October 31, 2023, a Tender Offer for all outstanding common shares and ADSs of Olink Holding AB (publ).  ThermoFisher-medhvitt DNB Markets has been appointed Tender Agent in the Offer for Olink’s common shares (ISIN SE0015797568). Access to this information is limited Due to legal restrictions, access to information and documents in connection with the voluntary offer is limited. You are therefore asked to review the following information and provide the following confirmation each time you request access to offers with Offer material and acceptance options. The confirmation must be truthful and accurate . After reading the whole text please confirm.Your confirmation must be true and accurate.

DISCLAIMER - IMPORTANT Access to information about the offer is limited. Please read the following information and confirm. The tender offer described on this part of the website is not being made to holders of securities in any jurisdiction in which the making of the tender offer would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of Goldcup 33985 AB (u.c.t. Orion Acquisition AB) (“Buyer”), a wholly-owned subsidiary of Thermo Fisher Scientific Inc. (“Thermo Fisher”), by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Buyer. This website is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares or American Depositary Shares of Olink Holding AB (publ) (“Olink”) or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or the Buyer has filed with the SEC by Thermo Fisher or Olink (including an offer to purchase, ADS letter of transmittal, acceptance form for common shares and certain other tender offer documents and the solicitation/recommendation statement and other documents filed with the SEC, as they may be amended from time to time, the “Tender Offer Materials”). The terms and conditions of the tender offer are published in, and the offer to purchase common shares and American Depositary Shares of Olink is made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and the Buyer and is filed with the SEC in a tender offer statement on Schedule TO. In addition, Olink has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF OLINK ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY, AND NOT THIS DOCUMENT, GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES AND AMERICAN DEPOSITARY SHARES. THE TENDER OFFER MATERIALS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW BY ANY MEANS WHATSOEVER INCLUDING, WITHOUT LIMITATION, MAIL, FACSIMILE TRANSMISSION, E-MAIL OR TELEPHONE. THE OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN ANY JURISDICTION WHERE PROHIBITED BY LAW. Please confirm that you have read and understood the disclaimer to access the information about the Tender Offer.

Public Tender Offer to Shareholders of Olink Holding AB (publ) Information about the offer  On October 31, 2023, Thermo Fisher Scientific Inc. (“Thermo Fisher”), a Delaware corporation, through a direct, wholly owned subsidiary, Goldcup 33985 AB (u.c.t. Orion Acquisition AB), commenced a tender offer to buy all the outstanding common shares and ADSs of Olink Holding AB (publ) (“Olink”). The initial offer period for the tender offer commenced on October 31, 2023 and will expire at 6:00 p.m., New York time, on November 30 (the “Expiration Time”), unless the offer period is extended or earlier terminated. If certain conditions to the tender offer are not met, the tender offer will be extended. Any extension to the tender offer period will be separately announced.

The consideration to be paid through the tender offer is USD $26.00 per common share and will be in USD to each shareholder unless DNB Markets is instructed otherwise by such shareholder. After careful consideration, the board of directors of Olink has recommended that Olink shareholders accept the tender offer and tender their common shares pursuant to the tender offer. Nominees and directly registered holders of common shares are guided to use the Acceptance Form linked below. The Acceptance Form shall be filled and submitted according to the instructions, and within the time limit (which may be prior to the Expiration Time), stated in such form. Nominee-registered holders of common shares with a custody account at a bank or financial institution should contact their bank or financial institution well in advance of the Expiration Time for further guidance as such institutions may establish their own earlier deadline for tendering common shares in the tender offer. Please refer to the tender offer materials linked below, including the offer to purchase and related acceptance form, for specific instructions on how to tender your common shares and for more information regarding the tender offer.

Tender offer material: Additional Information and Where to Find It This website is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares or American Depositary Shares of Olink or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or the Buyer has filed with the U.S. Securities and Exchange Commission (“SEC”). The terms and conditions of the tender offer are published in, and the offer to purchase common shares and American Depositary Shares of Olink is made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and the Buyer and is filed with the SEC in a tender offer statement on Schedule TO. In addition, Olink has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE ADS LETTER OF TRANSMITTAL, THE ACCEPTANCE FORM FOR SHARES AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF OLINK ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY, AND NOT THIS DOCUMENT, GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES AND AMERICAN DEPOSITARY SHARES. The tender offer materials, including the offer to purchase, the related ADS letter of transmittal and acceptance form for shares and certain other tender offer documents, and the solicitation/recommendation statement and other documents filed with the SEC by Thermo Fisher or Olink, may be obtained free of charge at the SEC’s website at www.sec.gov, at Olink’s website https://investors.olink.com/investor-relations, at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, Thermo Fisher’s tender offer statement and other documents it will file with the SEC will be available at https://ir.thermofisher.com/investors. Questions and requests for assistance regarding the Offer may be directed to Georgeson LLC, as information agent for the Offer, at +1 866 821 2550 (U.S. toll-free), +1 781 222 0033 (outside U.S. & Canada) and +46 846 007 389 (Sweden) and via email at olink@georgeson.com.